EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements 333-119413, 333-139089 and 333-176086 on Form S-8 of our reports dated March 3, 2017, relating to the financial statements and financial statement schedule of Libbey Inc., and the effectiveness of Libbey Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Libbey Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 3, 2017